UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2014

Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware	1-9397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2929 Allen Parkway, Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On June 5, 2014, the Board of Directors (the “Board”) of Baker Hughes Incorporated (the “Company”) elected Gregory Brenneman and William H. Easter III as independent directors to the Board. Their terms will expire at the Company’s 2015 annual meeting of stockholders. Mr. Brenneman will serve on the Board’s Audit/Ethics Committee and Finance Committee and Mr. Easter will serve on the Board’s Compensation Committee and Finance Committee.
Messrs. Easter and Brenneman will be compensated for their service as directors on the same basis as the other non-management directors of the Company. Compensation for the Company’s non-management directors is described in the Company’s Proxy Statement for its 2014 annual meeting of stockholders as filed with the SEC on March 5, 2014 and incorporated herein by reference.
On June 5, 2014, Messrs. Easter and Brenneman were each granted an equity award of 1,425 restricted stock units of the Company's Common Stock. These awards will vest 100% one year from the date of grant.
A copy of the news release, which contains Messrs. Brenneman’s and Easter's biographical information, announcing Messrs. Brenneman’s and Easter's election to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws
On June 5, 2014, the Board approved an amendment of the Restated Bylaws of the Company, effective as of June 5, 2014 (as so amended, the “Bylaws”), that revised Article III, Section 1, to provide that the Board shall consist of 13 directors instead of 11 directors as had previously been provided in the Bylaws.
The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference
Item 9.01 Financial Statements and Exhibits. (Information furnished in this Item 9.01 is furnished pursuant to Item 9.01.)
(d) Exhibits.

3.1*	Bylaws dated June 5, 2014
99.1*	News Release of Baker Hughes Incorporated dated June 10, 2014

* Filed herewith.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED

Dated: June 10, 2014	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary and Senior Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Bylaws dated June 5, 2014
99.1*	News Release of Baker Hughes Incorporated dated June 10, 2014

* Filed herewith.